Exhibit 8

                              LIST OF SUBSIDIARIES

Name                                                                                                 Jurisdiction of Incorporation
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
- Compania Siderurgica de Guadalajara, S.A. de C.V.                                                             Mexico
   - Arrendadora Simec, S.A. de C.V.                                                                            Mexico
   - Simec International, S.A. de C.V                                                                           Mexico
   - Controladora Simec, S.A. de C.V.                                                                           Mexico
        - SimRep Corporation                                                                                   Delaware
           - PAV Republic, Inc.                                                                                Delaware
                - Republic Engineered Products, Inc.                                                           Delaware
                - Republic Machine, LLC                                                                        Delaware
                - Republic N&T Railroad, Inc.                                                                  Delaware
                - Republic Canadian Drawn, Inc.                                                                 Canada
           - Undershaft Investments, N.V.                                                                Netherlands Antilles
                - Pacific Steel, Inc.                                                                         California
   - Compania Siderurgica del Pacifico, S.A. de C.V.                                                            Mexico
   - Coordinadora de Servicios Siderugicos de Calidad, S.A. de C.V.                                             Mexico
   - Comercializadora Simec, S.A. de C.V (since 2007, before
     Administradora de Servicios de la Industria Siderurgica ICH, S.A. de                                       Mexico
     C.V.)
   - Industrias del Acero y del Alambre, S.A. de C.V.                                                           Mexico
   - Procesadora Mexicali, S.A. de C.V.                                                                         Mexico
   - Servicios Simec, S.A. de C.V.                                                                              Mexico
   - Sistemas de Transporte de Baja California, S.A. de C.V.                                                    Mexico
   - Operadora de Metales, S.A. de C V                                                                          Mexico
   - Operadora de Servicios Siderurgicos de Tlaxcala, S.A. de C.V.                                              Mexico
   - Administradora de Servicios Siderurgicos de Tlaxcala, S.A. de C.V.                                         Mexico
   - Operadora de Servicios de la Industria Siderurgica ICH, S.A. de C.V.                                       Mexico
   - Arrendadora Norte de Matamoros, S.A. de C.V. (since 2007)                                                  Mexico
   - Tenedora CSG, S.A. de C.V. (since 2007)                                                                    Mexico
   - TMM America, S.A. de C.V. (since 2007)                                                                     Mexico
   - TMM Continental, S.A. de C.V. (since 2007)                                                                 Mexico
   - Multimodal Domestic, S.A. de C.V. (since 2007)                                                             Mexico